Exhibit 99.1

FOR IMMEDIATE RELEASE:

Blonder Tongue Announces Receipt of Loan Proceeds Under Paycheck Protection Program

OLD BRIDGE, NJ / April 13, 2020 / Blonder Tongue Laboratories, Inc. (NYSE American: BDR) announced today that it has received loan proceeds of $1,768,762 (“PPP Loan”) under the Paycheck Protection Program (“PPP”).  The PPP, established as part of the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”), provides for loans to qualifying businesses for amounts up to 2.5 times of the average monthly payroll expenses of the qualifying business. The loans and accrued interest are forgivable after eight weeks as long as the borrower uses the loan proceeds for eligible purposes, including payroll, benefits, rent and utilities, and maintains its payroll levels. The amount of loan forgiveness will be reduced if the borrower terminates employees or reduces salaries during the eight-week period.

The PPL Loan is evidenced by a promissory note, dated as of April 5, 2020 (the “Note”), between the Company, as Borrower, and JPMorgan Chase Bank, N.A., as Lender (the “Lender”). The interest rate on the Note is 0.98% per annum. Payments of principal and interest are deferred for six months from the date of the of the Note (the “Deferral Period”).

Principal and accrued interest under the Note are forgivable after eight weeks as long the Company has used the loan proceeds for the types of eligible purposes described above. The amount of loan forgiveness will be reduced if the Company terminates employees or reduces salaries during the eight-week period. The Company intends to use the proceeds for purposes consistent with the PPP, and while it believes that its use of the PPP Loan proceeds will meet the conditions for forgiveness of the PPP Loan, no assurance can be given that the Company will not take actions that could cause the Company to be ineligible for forgiveness, in whole or in part. In addition, interest payable may be forgiven only if the SBA agrees to pay such interest on the forgiven principal amount of the Note. Any unforgiven portion of the PPP Loan is payable over two years at an interest rate of 0.98% per annum, with payments deferred during the Deferral Period. The Company is permitted to prepay the Note at any time without payment of any premium.

About Blonder Tongue

Blonder Tongue Laboratories, Inc. is the oldest designer and manufacturer of cable television video transmission technology in the USA. The majority of our products continue to be designed and built in our state-of-the-art New Jersey facility for 50 years. Blonder Tongue Labs offers U.S.-based engineering and manufacturing excellence with an industry reputation for delivering ultra-high reliability products. As a leader in cable television system design, the Company provides service operators and systems integrators with comprehensive solutions for the management and distribution of digital video, IPTV and high-speed data services, as well as RF broadband distribution over fiber, IP, and Coax networks for homes and businesses. Additional information on the Company and its products can be found at www.blondertongue.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The information set forth above includes “forward-looking” statements and accordingly, the cautionary statements contained in Blonder Tongue’s Annual Report and Form 10-K for the year ended December 31, 2019 (See Item 1: Business, Item 1A: Risk Factors, Item 3: Legal Proceedings and Item 7: Management’s Discussion and Analysis of Financial Condition and Results of Operations), and other filings with the Securities and Exchange Commission are incorporated herein by reference. The words “believe”, “expect”, “anticipate”, “project”, “target”, “intend”, “plan”, “seek”, “estimate”, “endeavor”, “should”, “could”, “may” and similar expressions are intended to identify forward-looking statements. In addition, any statements that refer to projections for our future financial performance, our anticipated growth trends in our business and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. Blonder Tongue undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Blonder Tongue’s actual results may differ from the anticipated results or other expectations expressed in Blonder Tongue’s “forward-looking” statements.

Contacts

Eric Skolnik
Chief Financial Officer
eskolnik@blondertongue.com
(732) 679-4000

Ted Grauch

Chief Executive Officer
tgrauch@blondertongue.com
(732) 679-4000

© Blonder Tongue Laboratories, Inc. | One Jake Brown Road, Old Bridge, NJ 08857 | (800) 523-6049 | Fax: (732) 679-4353 | www.blondertongue.com